Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Take-Two Interactive Software, Inc. Reports

Third Quarter Fiscal 2010 Financial Results

Q3 Non-GAAP EPS of $0.28 Exceeds Guidance

Guidance Raised for Fiscal 2010; Company Expects to Report Non-GAAP EPS of $0.60 to $0.70 per Diluted Share for this Fiscal Year

New York, NY — September 2, 2010 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced financial results for its third quarter ended July 31, 2010.

Net revenue for the third fiscal quarter was $354.1 million, a sharp increase compared to $94.9 million reported for the same quarter of fiscal 2009.

Take-Two attributed its significantly better-than-expected results for the fiscal 2010 third quarter primarily to the strong performance of Red Dead Redemption, which has sold in more than 6.9 million units worldwide since its launch in May 2010.  The Company’s catalog also contributed to its third quarter sales, including Grand Theft Auto: Episodes from Liberty City, Grand Theft Auto IV, NBA® 2K10 and Borderlands™.  In addition, digitally delivered content has continued to be a meaningful component of Take-Two’s sales.

Income from continuing operations for the third quarter was $12.4 million or $0.14 per diluted share, compared to a loss from continuing operations of $58.3 million or $0.76 per share in the third quarter of fiscal 2009. Excluding certain non-cash and non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, non-GAAP net income was $26.0 million or $0.28 per diluted share in the third quarter of fiscal 2010, compared to a non-GAAP net loss of $52.3 million or $0.68 per share in the third quarter of 2009.

For the nine months ended July 31, 2010, net revenue was $785.3 million, compared to $418.5 million for the same period a year ago.  Loss from continuing operations for the first nine months of fiscal 2010 was $4.5 million or $0.06 per share, compared to loss from continuing operations of $122.6 million or $1.60 per share for the 2009 period. Excluding certain non-cash and non-operational gains and losses identified on the attached reconciliation of GAAP and non-GAAP measures, non-GAAP net income was $33.6 million or $0.39 per diluted share in the first nine months of 2010, compared to a non-GAAP net loss of $98.3 million or $1.28 per share in the comparable period of 2009.

Product Highlights

•                  Rockstar Games launched Red Dead Redemption on May 18, during the Company’s third fiscal quarter. The title has sold in over 6.9 million units worldwide to date and has been a commercial and critical success, with a near-perfect score of 95* from Metacritic.com.

•                  Rockstar Games announced a robust plan to support Red Dead Redemption with several downloadable content packs.

•                  2K Sports announced that it signed NBA legend, Michael Jordan, to be the cover athlete for NBA® 2K11.

•                  2K Games announced new downloadable content packs for BioShock® 2 and Borderlands™ that are planned for release during the Company’s fourth fiscal quarter.

•                  The release of L.A. Noire is now expected during the first half of calendar 2011.

•                  2K Games and its studio, Irrational Games, announced that BioShock® Infinite is in development and planned for release during calendar 2012.

Financial Guidance

Take-Two is increasing its guidance for the fourth quarter and fiscal year ending October 31, 2010, and currently expects to be profitable for the full fiscal year. In addition to the continued strength of Red Dead Redemption, this outlook reflects the contributions of Borderlands™, NBA® 2K10, BioShock® 2 and various catalog titles during the first nine months of the fiscal year, as well as a fourth quarter roster led by Mafia® II, NBA® 2K11 and Sid Meier’s Civilization® V.  This revised guidance also reflects the movement of L.A. Noire out of the fourth quarter of fiscal 2010.

	Fourth quarter ending 10/31/2010	Fiscal year ending 10/31/2010

Revenue	$270 to $320 million	$1.05 to $1.1 billion

Non-GAAP EPS	$0.20 to $0.30	$0.60 to $0.70

Stock-based compensation expense per share (a)	$0.06	$0.30

Non-cash interest expense related to convertible debt (b)	$0.02	$0.07

Business restructuring costs, loss on sale of subsidiary, and expenses related to unusual legal matters	$0.00	$0.06

Non-cash tax expense	$0.00	$0.05

(a)          The Company’s stock-based compensation expense for the fourth quarter and fiscal year 2010 includes the cost of approximately 2 million stock options and 1.5 million shares previously issued to ZelnickMedia that are subject to variable accounting. Actual expense to be recorded in connection with these options and shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(b)         The Company adopted a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company has begun to record non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.

Key assumptions and dependencies underlying the Company’s guidance include continued consumer acceptance of the Xbox 360, PlayStation 3 and Wii; the ability to develop and publish products that capture market share for these current generation systems while continuing to leverage opportunities on certain prior generation platforms; the timely delivery of the titles detailed in this release; as well as no significant changes in foreign exchange rates.

Management Comment

Strauss Zelnick, Chairman of Take-Two, said, “Our strategic focus on producing a select number of high quality titles, diversifying our product portfolio, and capitalizing on new revenue opportunities has enabled Take-Two to deliver significant growth and profitability in the third quarter and positioned the Company for a strong finish to the fiscal year.  At a time when the interactive entertainment industry has continued to feel the impact of an uncertain economy, the exceptional response to Red Dead Redemption shows the value of compelling content and its power to capture consumer interest.  These results clearly demonstrate the Company’s capacity to translate its world-class creative resources into meaningful financial performance and a solid competitive position in our industry.”

Ben Feder, Chief Executive Officer of Take-Two, noted, “Our results for the third quarter and our expectations for the remainder of fiscal 2010 reflect significant progress toward achieving our goals. First, we expect to be profitable in a fiscal year without a major multi-platform Grand Theft Auto release.  Second, Take-Two’s broad array of hit franchises highlights our ability to deliver a diverse product line. Third, Red Dead Redemption has shown that our creative teams can produce multiple mega-hit franchises. Our fourth quarter roster, including Mafia II, Sid Meier’s Civilization V and NBA 2K11, demonstrates our continued ability to create a well-balanced lineup across all of our labels and build upon Take-Two’s industry-leading franchises.  Finally, we are making strides in extending the value of our intellectual property into two key areas, Asia and online distribution.”

Product Releases

The following titles released in the third quarter of fiscal 2010:

Title	Platform

Red Dead Redemption	Xbox 360, PS3
Red Dead Redemption: Outlaws To The End Co-Op Mission Pack (DLC)	Xbox 360, PS3

The following titles released to date in the fourth quarter of fiscal 2010:

Title	Platform

BioShock® 2: Minerva’s Den (DLC)	Xbox 360, PS3
BioShock® 2: Protector Trials (DLC)	Xbox 360, PS3
Carnival Games®	iPhone, iPod touch
Mafia® II	Xbox 360, PS3, PC
Mafia® II: The Betrayal of Jimmy (DLC)	PS3
NHL® 2K11	iPhone, iPod touch, Wii
Red Dead Redemption: Legends and Killers Pack (DLC)	Xbox 360, PS3

Take-Two’s lineup of titles announced to date for the remainder of fiscal 2010 includes:

Title	Platform

Borderlands™: Claptrap’s New Robot Revolution (DLC)	Xbox 360, PS3, PC
Borderlands™ Game of the Year	Xbox 360, PS3, PC
Grand Theft Auto: Chinatown Wars HD	iPad
Mafia® II: Jimmy’s Vendetta (DLC)	Xbox 360, PS3, PC
NBA® 2K11	Xbox 360, PS3, PS2, PSP, Wii, PC
New Carnival Games®	Wii, DS
Nickelodeon® Fit	Wii
Red Dead Redemption: Liars and Cheats Pack (DLC)	Xbox 360, PS3
Red Dead Redemption: Undead Nightmare Pack (DLC)	Xbox 360, PS3
Sid Meier’s Civilization® V	PC
Sid Meier’s Pirates™	Wii

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses non-GAAP measures of financial performance that exclude certain non-recurring or non-cash items.  Non-GAAP gross profit, income (loss) and earnings (loss) per share are measures that exclude certain non-recurring or non-cash items and should be considered in addition to results prepared in accordance with GAAP.  They are not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results.  These non-GAAP financial measures may be different from similarly titled measures used by other companies.

The non-GAAP measures exclude the following items from the Company’s statements of operations:

•                  Stock-based compensation;

•                  Business reorganization, restructuring and related expenses;

•                  Gain (loss) on sale of subsidiaries and income (loss) from discontinued operations;

•                  Professional fees and expenses associated with unusual legal and other matters;

•                  Non-cash interest expense related to convertible debt; and

•                  Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill and the impact of the cancellation of stock options.

In addition, the Company may consider whether other significant non-recurring items that arise in the future should also be excluded from the non-GAAP financial measures it uses.

The Company believes that these non-GAAP financial measures, when taken into consideration with the corresponding GAAP financial measures, are important in gaining an understanding of the Company’s ongoing business. These non-GAAP financial measures also provide for comparative results from period to period.  Therefore, the Company believes it is appropriate to exclude certain items as follows:

Stock-based compensation

The Company does not consider stock-based compensation charges when evaluating business performance and management does not contemplate stock-based compensation expense in its short and long-term operating plans.  The Company places greater emphasis on stockholder dilution than accounting charges when assessing the impact of stock-based equity awards.

Business reorganization, restructuring and related expenses

From time to time, the Company may engage in business reorganization and restructuring activities, which may result in costs related to severance, asset write-offs and associated professional fees. The Company does not engage in reorganization activities on a regular basis and therefore believes it is appropriate to exclude business reorganization, restructuring and related expenses from its non-GAAP financial measures.

Gain (loss) on sale of subsidiaries and income (loss) from discontinued operations

The Company recognized a loss in the third quarter for a post-closing adjustment related to the sale of a subsidiary in the second quarter of fiscal 2010. The Company does not engage in sales of subsidiaries on a regular basis and therefore believes it is appropriate to exclude such gains (losses) from its non-GAAP financial measures. As the company is no longer active in its discontinued operations, it believes it is appropriate to exclude income (losses) thereon from its non-GAAP financial measures.

Professional fees and expenses associated with unusual legal and other matters

The Company has incurred significant legal and other professional fees associated with both the investigation of its historical stock option granting practices and the Company’s responses to related governmental inquiries and civil lawsuits. One of management’s primary objectives is to bring conclusion to its outstanding legal matters.  The Company has incurred expenses for professional fees and has accrued for legal settlements that are outside its ordinary course of business. As a result, the Company has excluded such expenses from its non-GAAP financial measures.

Non-cash interest expense related to convertible debt

The Company adopted a new accounting standard in the first quarter of fiscal 2010 that requires convertible debt to be bifurcated into debt and equity components.  As a result of the new standard, the Company has begun to record non-cash interest expense on its convertible notes, in addition to the interest expense already recorded for coupon payments.  The Company excludes the non-cash portion of the interest expense from its non-GAAP financial measures because these amounts are unrelated to its ongoing business operations.

Non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill and the impact of the cancellation of stock options

The Company recorded non-cash tax expense for the impact of deferred tax liabilities associated with tax deductible amortization of goodwill and the impact of the cancellation of stock options.  Due to the nature of the adjustment as well as the expectation that it will not have any cash impact in the foreseeable future, the Company believes it is appropriate to exclude this expense from its non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) is a financial measure not calculated and presented in accordance with U.S. GAAP.  Management uses EBITDA adjusted for business reorganization and related expenses (“Adjusted EBITDA”), among other measures, in evaluating the performance of the Company’s business units.  Adjusted EBITDA is also a significant component of the Company’s incentive compensation plans. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, net income/(loss) prepared in accordance with GAAP.

Reclassifications

Certain prior year amounts have been reclassified to conform to current year presentation.

*According to Metacritic.com as of 9/1/10.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer and publisher of interactive entertainment software games for the PC, PlayStation®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® video game and entertainment system from Microsoft, Wii™, Nintendo DS™, iPhone®, iPod® touch and iPad™. The Company publishes and develops products through its wholly owned labels Rockstar Games and 2K, which publishes its titles under 2K Games, 2K Sports and 2K Play. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, our ability to raise capital if needed and risks associated with international operations. Other important factors and information are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, in the section entitled “Risk Factors,” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

	Three months ended July 31,		Nine months ended July 31,
	2010	2009	2010	2009
		(As adjusted)(1)		(As adjusted)(1)

Net revenue	$354,076	$94,929	$785,316	$418,530

Cost of goods sold:
Product costs	96,986	42,580	227,290	151,614
Software development costs and royalties	61,396	17,156	139,235	68,470
Internal royalties	70,904	368	86,262	30,498
Licenses	10,973	16,835	44,609	38,951
Total cost of goods sold	240,259	76,939	497,396	289,533

Gross profit	113,817	17,990	287,920	128,997

Selling and marketing	46,706	23,686	131,276	91,929
General and administrative	24,786	28,794	78,050	97,146
Research and development	17,582	13,886	45,945	49,589
Depreciation and amortization	4,058	4,218	11,849	13,497
Total operating expenses	93,132	70,584	267,120	252,161
Income (loss) from operations	20,685	(52,594)	20,800	(123,164)
Interest and other, net	(4,458)	(4,160)	(17,035)	(3,285)
Income (loss) from continuing operations before income taxes	16,227	(56,754)	3,765	(126,449)
Provision (benefit) for income taxes	3,848	1,563	8,292	(3,874)
Income (loss) from continuing operations	12,379	(58,317)	(4,527)	(122,575)
Income (loss) from discontinued operations, net of taxes	(6,459)	1,852	(6,669)	5,643
Net income (loss)	$5,920	$(56,465)	$(11,196)	$(116,932)

Earnings (loss) per share:
Continuing operations	$0.14	$(0.76)	$(0.06)	$(1.60)
Discontinued operations	(0.07)	0.03	(0.08)	0.07
Basic earnings (loss) per share	$0.07	$(0.73)	$(0.14)	$(1.53)

Continuing operations	$0.14	$(0.76)	$(0.06)	$(1.60)
Discontinued operations	(0.07)	0.03	(0.08)	0.07
Diluted earnings (loss) per share	$0.07	$(0.73)	$(0.14)	$(1.53)

Weighted average shares outstanding: (2)
Basic	85,373	76,994	78,798	76,561
Diluted	85,373	76,994	78,798	76,561

(1)

As adjusted to reflect the retroactive adoption of new convertible debt accounting guidance and discontinued operations accounting for the sale of Jack of All Games which was completed in February 2010.

(2)	Basic and diluted include participating shares of 6,013 for the three months ended July 31, 2010.

	Three months ended July 31,		Nine months ended July 31,
OTHER INFORMATION	2010	2009	2010	2009

Geographic revenue mix
North America	59%	62%	64%	63%
International	41%	38%	36%	37%

Platform revenue mix
Microsoft Xbox 360	49%	32%	45%	33%
Sony PlayStation 3	44%	12%	35%	13%
PC	3%	14%	7%	14%
Nintendo Wii	1%	16%	5%	15%
Sony PSP	1%	10%	3%	8%
Sony PlayStation 2	1%	12%	3%	9%
Nintendo DS	1%	4%	2%	8%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	October 31,
	2010	2009
	(Unaudited)	(As adjusted)(1)
ASSETS
Current assets:
Cash and cash equivalents	$232,127	$102,083
Accounts receivable, net of allowances of $49,113 and $37,191 at July 31, 2010 and October 31, 2009, respectively	96,226	181,065
Inventory	21,267	26,687
Software development costs and licenses	154,674	167,341
Prepaid taxes and taxes receivable	8,468	8,814
Prepaid expenses and other	43,472	47,473
Assets of discontinued operations	2,040	95,104
Total current assets	558,274	628,567

Fixed assets, net	22,122	27,049
Software development costs and licenses, net of current portion	98,006	75,521
Goodwill	216,147	220,881
Other intangibles, net	22,270	23,224
Other assets	27,340	31,886
Total assets	$944,159	$1,007,128

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,013	$114,379
Accrued expenses and other current liabilities	231,110	172,784
Deferred revenue	12,096	6,334
Liabilities of discontinued operations	5,541	60,796
Total current liabilities	281,760	354,293

Long-term debt	102,217	97,063
Income taxes payable	8,615	10,146
Liabilities of discontinued operations, net of current portion	3,369	—
Total liabilities	395,961	461,502
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 150,000 shares authorized; 84,152 and 81,925 shares issued and outstanding at July 31, 2010 and October 31, 2009, respectively	842	819
Additional paid-in capital	685,017	658,794
Accumulated deficit	(133,375)	(122,179)
Accumulated other comprehensive income (loss)	(4,286)	8,192
Total stockholders’ equity	548,198	545,626
Total liabilities and stockholders’ equity	$944,159	$1,007,128

(1) As adjusted to reflect the following items:
- discontinued operations accounting for the sale of Jack of All Games which was completed in February 2010;
- the retroactive adoption of new convertible debt accounting guidance; and
- the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in thousands)

	Nine months ended July 31,
	2010	2009
		(As adjusted)(1)
Operating activities:
Net loss	$(11,196)	$(116,932)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization and impairment of software development costs and licenses	106,568	61,163
Depreciation and amortization	11,849	13,497
Loss (income) from discontinued operations	6,669	(5,643)
Amortization and impairment of intellectual property	88	448
Stock-based compensation	23,617	16,114
Loss on sale of subsidiary	3,831	—
Deferred income taxes	5	(488)
Amortization of discount on Convertible Notes	5,154	1,045
Amortization of debt issuance costs	939	539
Other, net	1,950	(3,106)
Changes in assets and liabilities, net of effect from purchases of businesses:
Accounts receivable	84,839	55,167
Inventory	5,105	22,984
Software development costs and licenses	(119,614)	(111,602)
Prepaid expenses, other current and other non-current assets	952	21,934
Deferred revenue	5,762	(30,458)
Accounts payable, accrued expenses, income taxes payable and other liabilities	(27,943)	(99,536)
Net cash (used in) provided by discontinued operations	(2,741)	28,114
Net cash provided by (used in) operating activities	95,834	(146,760)

Investing activities:
Purchase of fixed assets	(6,551)	(7,788)
Cash received from sale of subsidiary	5,587	—
Net cash provided by sale of discontinued operations	37,250	—
Payments in connection with business combinations	(500)	(500)
Net cash provided by (used in) investing activities	35,786	(8,288)

Financing activities:
Proceeds from exercise of employee stock options	53	4
Net payments on line of credit	—	(70,000)
Proceeds from issuance of Convertible Notes	—	138,000
Purchase of convertible note hedges	—	(43,592)
Issuance of warrants to purchase common stock	—	26,342
Payment of debt issuance costs	—	(4,833)
Net cash provided by financing activities	53	45,921

Effects of exchange rates on cash and cash equivalents	(1,629)	3,639

Net increase (decrease) in cash and cash equivalents	130,044	(105,488)
Cash and cash equivalents, beginning of year	102,083	280,277
Cash and cash equivalents, end of period	$232,127	$174,789

(1) As adjusted to reflect the following items:
- the sale of Jack of All Games which was completed in February 2010;
- the retroactive adoption of new convertible debt accounting guidance; and
- the reclassification of certain prior year amounts to conform to current year presentation for comparative purposes.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months	Sale of subsidiary	Professional				Business	Non-GAAP three
	ended July 31,	and discontinued	fees and	Stock-based	Non-cash	Non-cash	reorganization	months ended July 31,
	2010	operations	legal matters	compensation	interest expense	tax expense	and related	2010

Net revenue	$354,076	$—	$—	$—	$—	$—	$—	$354,076

Cost of goods sold:
Product costs	96,986	—	—	—	—	—	—	96,986
Software development costs and royalties	61,396	—	—	(5,554)	—	—	—	55,842
Internal royalties	70,904	—	—	—	—	—	—	70,904
Licenses	10,973	—	—	—	—	—	—	10,973
Total cost of goods sold	240,259	—	—	(5,554)	—	—	—	234,705

Gross profit	113,817	—	—	5,554	—	—	—	119,371

Selling and marketing	46,706	—	—	(1,115)	—	—	—	45,591
General and administrative	24,786	—	(81)	(2,336)	—	—	—	22,369
Research and development	17,582	—	—	(1,052)	—	—	(1,106)	15,424
Depreciation and amortization	4,058	—	—	—	—	—	—	4,058
Total operating expenses	93,132	—	(81)	(4,503)	—	—	(1,106)	87,442
Income (loss) from operations	20,685	—	81	10,057	—	—	1,106	31,929
Interest and other, net	(4,458)	185	—	—	1,774	—	—	(2,499)
Income (loss) from continuing operations before income taxes	16,227	185	81	10,057	1,774	—	1,106	29,430
Provision (benefit) for income taxes	3,848	—	—	—	—	(436)		3,412
Income (loss) from continuing operations	12,379	185	81	10,057	1,774	436	1,106	26,018
Income (loss) from discontinued operations, net of taxes	(6,459)	6,459	—	—	—	—	—	—
Net income (loss)	$5,920	$6,644	$81	$10,057	$1,774	$436	$1,106	$26,018

Earnings (loss) per share:*
Basic earnings (loss) per share	$0.07	$0.08	$0.00	$0.12	$0.02	$0.01	$0.01	$0.30

Diluted earnings (loss) per share (1)	$0.07	$0.07	$0.00	$0.10	$0.02	$0.00	$0.01	$0.28

Weighted average shares outstanding (2)
Basic	85,373	85,373	85,373	85,373	85,373	85,373	85,373	85,373
Diluted	85,373	98,300	98,300	98,300	98,300	98,300	98,300	98,300

EBITDA:
Income (loss) from continuing operations before income taxes	$16,227							$29,430
Interest	3,595							1,821
Depreciation and amortization	4,058							4,058
EBITDA	$23,880							$35,309
Add: Business reorganization and related	1,106							—
Adjusted EBITDA	$24,986							$35,309

*Earnings (loss) per share (“EPS”) may not add due to rounding

(1) For the three months ended July 31, 2010, non-GAAP EPS — diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Non-GAAP net income used for computing non-GAAP EPS has been adjusted by $1,647 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes. The “if-converted” method was not used for GAAP EPS presented as the assumed conversion would have been anti-dilutive.

(2) Basic and diluted include participating shares of 6,013.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Three months		Professional			Non-GAAP three
	ended July 31,	Discontinued	fees and	Stock-based	Non-cash	months ended July 31,
	2009	operations	legal matters	compensation	interest expense	2009

Net revenue	$94,929	$—	$—	$—	$—	$94,929

Cost of goods sold:
Product costs	42,580	—	—	—	—	42,580
Software development costs and royalties	17,156	—	—	(631)	—	16,525
Internal royalties	368	—	—	—	—	368
Licenses	16,835	—	—	—	—	16,835
Total cost of goods sold	76,939	—	—	(631)	—	76,308

Gross profit	17,990	—	—	631	—	18,621

Selling and marketing	23,686	—	—	(501)	—	23,185
General and administrative	28,794	—	(421)	(3,054)	—	25,319
Research and development	13,886	—	—	(430)	—	13,456
Depreciation and amortization	4,218	—	—	—	—	4,218
Total operating expenses	70,584	—	(421)	(3,985)	—	66,178
Income (loss) from operations	(52,594)	—	421	4,616	—	(47,557)
Interest and other, net	(4,160)	—	—	—	992	(3,168)
Income (loss) from continuing operations before income taxes	(56,754)	—	421	4,616	992	(50,725)
Provision (benefit) for income taxes	1,563	—	—	—	—	1,563
Income (loss) from continuing operations	(58,317)	—	421	4,616	992	(52,288)
Income (loss) from discontinued operations, net of taxes	1,852	(1,852)	—	—	—	—
Net income (loss)	$(56,465)	$(1,852)	$421	$4,616	$992	$(52,288)

Earnings (loss) per share:*
Basic earnings (loss) per share	$(0.73)	$(0.02)	$0.01	$0.06	$0.01	$(0.68)

Diluted earnings (loss) per share	$(0.73)	$(0.02)	$0.01	$0.06	$0.01	$(0.68)

Weighted average shares outstanding
Basic	76,994	76,994	76,994	76,994	76,994	76,994
Diluted	76,994	76,994	76,994	76,994	76,994	76,994

EBITDA:
Income (loss) from continuing operations before income taxes	$(56,754)					$(50,725)
Interest	2,920					1,928
Depreciation and amortization	4,218					4,218
EBITDA	$(49,616)					$(44,579)

*Earnings (loss) per share may not add due to rounding

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Nine months	Sale of subsidiary	Professional				Business	Non-GAAP nine
	ended July 31,	and discontinued	fees and	Stock-based	Non-cash	Non-cash	reorganization	ended July 31,
	2010	operations	legal matters	compensation	interest expense	tax expense	and related	2010

Net revenue	$785,316	$—	$—	$—	$—	$—	$—	$785,316

Cost of goods sold:
Product costs	227,290	—	—	—	—	—	—	227,290
Software development costs and royalties	139,235	—	—	(8,473)	—	—	—	130,762
Internal royalties	86,262	—	—	—	—	—	—	86,262
Licenses	44,609	—	—	—	—	—	—	44,609
Total cost of goods sold	497,396	—	—	(8,473)	—	—	—	488,923

Gross profit	287,920	—	—	8,473	—	—	—	296,393

Selling and marketing	131,276	—	—	(3,082)	—	—	(173)	128,021
General and administrative	78,050	—	1,098	(8,886)	—	—	(1,048)	69,214
Research and development	45,945	—	—	(3,176)	—	—	(1,106)	41,663
Depreciation and amortization	11,849	—	—	—	—	—	—	11,849
Total operating expenses	267,120	—	1,098	(15,144)	—	—	(2,327)	250,747
Income (loss) from operations	20,800	—	(1,098)	23,617	—	—	2,327	45,646
Interest and other, net	(17,035)	3,831	—	—	5,154	—	—	(8,050)
Income (loss) from continuing operations before income taxes	3,765	3,831	(1,098)	23,617	5,154	—	2,327	37,596
Provision (benefit) for income taxes	8,292	—	—	—	—	(4,262)	—	4,030
Income (loss) from continuing operations	(4,527)	3,831	(1,098)	23,617	5,154	4,262	2,327	33,566
Income (loss) from discontinued operations, net of taxes	(6,669)	6,669	—	—	—	—	—	—
Net income (loss)	$(11,196)	$10,500	$(1,098)	$23,617	$5,154	$4,262	$2,327	$33,566

Earnings (loss) per share:*
Basic earnings (loss) per share	$(0.14)	$0.12	$(0.01)	$0.28	$0.06	$0.05	$0.03	$0.40

Diluted earnings (loss) per share (1)	$(0.14)	$0.11	$(0.01)	$0.24	$0.05	$0.04	$0.02	$0.39

Weighted average shares outstanding (2)
Basic	78,798	84,839	84,839	84,839	84,839	84,839	84,839	84,839
Diluted	78,798	97,766	97,766	97,766	97,766	97,766	97,766	97,766

EBITDA:
Income (loss) from continuing operations before income taxes	$3,765							$37,596
Interest	11,338							6,184
Depreciation and amortization	11,849							11,849
EBITDA	$26,952							$55,629
Add: Business reorganization and related	2,327							—
Adjusted EBITDA	$29,279							$55,629

*Earnings (loss) per share (“EPS”) may not add due to rounding

(1) For the nine months ended July 31, 2010, non-GAAP EPS — diluted EPS has been calculated using the “if-converted” method as a result of the Convertible Senior Notes (“Convertible Notes”) issued in June 2009. Non-GAAP net income used for computing non-GAAP EPS has been adjusted by $5,007 related to interest and debt issuance costs, net of tax. The shares used for computing includes 12,927 shares related to the potential dilution from the Convertible Notes. The “if-converted” method was not used for GAAP EPS presented as the assumed conversion would have been anti-dilutive.

(2) Basic and diluted include participating shares of 6,041.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Non-GAAP CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(in thousands, except per share amounts)

		Non-GAAP Reconciling Items
	Nine months		Professional			Non-GAAP nine
	ended July 31,	Discontinued	fees and	Stock-based	Non-cash	ended July 31,
	2009	operations	legal matters	compensation	interest expense	2009

Net revenue	$418,530	$—	$—	$—	$—	$418,530

Cost of goods sold:
Product costs	151,614	—	—	—	—	151,614
Software development costs and royalties	68,470	—	—	(3,679)	—	64,791
Internal royalties	30,498	—	—	—	—	30,498
Licenses	38,951	—	—	—	—	38,951
Total cost of goods sold	289,533	—	—	(3,679)	—	285,854

Gross profit	128,997	—	—	3,679	—	132,676

Selling and marketing	91,929	—	—	(1,417)	—	90,512
General and administrative	97,146	—	(7,126)	(9,000)	—	81,020
Research and development	49,589	—	—	(2,018)	—	47,571
Depreciation and amortization	13,497	—	—	—	—	13,497
Total operating expenses	252,161	—	(7,126)	(12,435)	—	232,600
Income (loss) from operations	(123,164)	—	7,126	16,114	—	(99,924)
Interest and other, net	(3,285)	—	—	—	992	(2,293)
Income (loss) from continuing operations before income taxes	(126,449)	—	7,126	16,114	992	(102,217)
Provision (benefit) for income taxes	(3,874)	—	—	—	—	(3,874)
Income (loss) from continuing operations	(122,575)	—	7,126	16,114	992	(98,343)
Income (loss) from discontinued operations, net of taxes	5,643	(5,643)	—	—	—	—
Net income (loss)	$(116,932)	$(5,643)	$7,126	$16,114	$992	$(98,343)

Earnings (loss) per share:*
Basic earnings (loss) per share	$(1.53)	$(0.07)	$0.09	$0.21	$0.01	$(1.28)

Diluted earnings (loss) per share	$(1.53)	$(0.07)	$0.09	$0.21	$0.01	$(1.28)

Weighted average shares outstanding
Basic	76,561	76,561	76,561	76,561	76,561	76,561
Diluted	76,561	76,561	76,561	76,561	76,561	76,561

EBITDA:
Income (loss) from continuing operations before income taxes	$(126,449)					$(102,217)
Interest	5,891					4,899
Depreciation and amortization	13,497					13,497
EBITDA	$(107,061)					$(83,821)

*Earnings (loss) per share may not add due to rounding